ADPI CAPITAL™



# EQUITY FUND 1

An Investment Opportunity

EDUCATION EXPERIENCE ACCESS EQUITY

ADPI Capital Fund 1 LLC referred to as Equity Fund 1 (the "Fund"), a limited liability company organized in Wyoming, is furnishing this presentation (the "presentation") for general background information about the Company's activities at the date of this presentation in relation to its proposed offering under Tier 2 of Regulation A. This presentation does not constitute an offer to the public or an offer for sale or solicitation to purchase or subscribe for any securities of the Fund or its subsidiaries and it should not be relied on in connection with a decision to purchase or subscribe for any such securities. The information in this presentation is provided in summary form only and does not purport to be complete. This presentation does not contain all the information that is or may be material to investors or potential investors and should not be considered as advice or a recommendation to investors or potential investors in respect of the holding, purchasing or selling of securities of the Fund and does not take into account any investor's particular objectives, financial situation or needs. This presentation may be amended and supplemented as the Fund sees fit, may not be relied upon for the purpose of entering into any transaction and should not be construed as, nor be relied on in connection with, any offer or invitation to purchase or subscribe for, underwrite or otherwise acquire, hold or dispose of any securities of the Fund, and shall not be regarded as a recommendation in relation to any such transaction whatsoever. The contents of this presentation should not be considered to be legal, tax, investment or other advice, and any investor or prospective investor considering the purchase or disposal of any securities of the Fund should consult with its own counsel and advisers as to all legal, tax, regulatory, financial and related matters concerning an investment in or a disposal of such securities and as to their suitability for such investor or prospective investor.

This presentation contains forward-looking statements. These statements may include the words "believe", "expect", "anticipate", "intend", "plan", "estimate", "project", "will", "may", "targeting" and similar expressions as well as statements other than statements of historical facts including, without limitation, those regarding the financial position, business strategy, plans, targets and objectives of the management of the Fund for future operations (including development plans and objectives). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may affect the Fund's ability to implement and achieve the economic and monetary policies, budgetary plans, fiscal guidelines and other development benchmarks set out in such forward-looking statements and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Fund's present and future policies and plans and the environment in which the Fund will operate in the future. Furthermore, certain forward-looking statements are based on assumptions or future events which may not prove to be accurate, and no reliance whatsoever should be placed on any forward-looking statements in this presentation. The forward-looking statements in this presentation speak only as of the date of this presentation, and the Fund expressly disclaims to the fullest extent permitted by law any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund's offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.

No offer to sell securities or solicitation of an offer to buy securities is being made in any state where such offer or sale is not permitted under the blue sky or state securities laws thereof. No offering is being made to individual investors unless and until the offering has been registered in that state or an exemption from registration exists. the Fund intends to complete an offering under Tier 2 of Regulation A and as such intends to be exempted from state registration pursuant to federal law. Although an exemption from registration under state law may be available, the Fund may still be required to provide a notice filing and pay a fee in individual states.

No representation or warranty, express or implied, is made as to the fairness, accuracy or completeness of the presentation and the information contained herein and no reliance should be placed on it. Information in this presentation (including market data and statistical information) has been obtained from various sources (including third party sources) and the Fund does not guarantee the accuracy or completeness of such information. All projections, valuations and statistical analyses are provided for information purposes only.

FOR ALL INVESTORS: IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX, INVESTMENT, OR ACCOUNTING ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN ADVISORS WITH RESPECT TO THE LEGAL, TAX, REGULATORY, FINANCIAL, AND ACCOUNTING CONSEQUENCES OF THEIR INVESTMENT IN THE FUND. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

# PRESENTATION OUTLINE



# OVERVIEW

# EXECUTIVE SUMMARY

**About ADPI Capital™**

Founded in 2022, ADPI Capital™ is a community-driven investment firm dedicated to providing service members, veterans, and their families easy access to real estate investment opportunities. By removing common barriers to entry like wealth and large minimum investment requirements, ADPI Capital is disrupting the traditional investment process. We help the military community own more of the land they swore to protect and defend.

**Fund Economics**

- Target Fund Size: $10,000,000
- Minimum Investment: $500
- Fund Return Targets:
  - 12%+ Total Return
  - 1.7-1.9 Equity Multiple
  - 5-7 Year Hold Period
- Projected Acquisition: 1,000+ Units

**Investment Strategy**

- Multifamily | MHPs | Self Storage
- Value-Add | Yield Optimization
- Asset Class: B/C
- Leverage the Active Duty Passive Income® (ADPI) community of military real estate investors to create an ecosystem of passive income through commercial real estate acquisition, management, and disposition


EDUCATION
EXPERIENCE
ACCESS
EQUITY



# MISSION + VISION

Provide service members, veterans, and their families easy access to diversified real estate opportunities

Empowering you to own as much of America as possible!



# MANAGEMENT TEAM

An expert team of proven military real estate investors



**Adam La Barr**
Director of Operations



**Kevin Brenner**
Director of Investor Relations



**Victoria Griggs**
Senior Managing Partner

# ADVISORY COUNCIL

An expert team of proven military real estate investors

# 2,461

Units under management*

# $122.1 M

Real estate owned*

# $49.4 M

Capital raised to date*



**Tim Kelly**
Advisory Board Member



**Eric Upchurch**
Advisory Board Member



**Jill Campbell**
Advisory Board Member



**Markian Sich**
Advisory Board Member



**Spencer Thomas**
Advisory Board Member

*Combined past performance of ADPI Capital™ Management Team and Advisory Council should not be relied upon to determine future success of the Fund or any investment opportunity.

# ADPI AT A GLANCE

Active Duty Passive Income® (ADPI) has simplified the process for active duty military, veterans, and their families to create streams of passive income through battle-tested real estate investing strategies.

**50K+**
Members

**10K+**
#1 Best-Selling Book Downloads

**235+**
Podcast Episodes

**39K+**
Social Followers


MILITARY
HOUSE
HACKING



# OUR ECOSYSTEM

At ADPI Capital™, we're bridging the gap to commercial real estate for the entire ADPI community of 50,000+ military real estate investors.

With our unique fund model, community members will have access to our growing portfolio of diversified real estate assets owned and operated by ADPI Capital™ leaders and our professionally trained Military Multifamily Academy® Heroes and partners.


Active Duty Passive Income®
Community Members
ADPI
CAPITAL™
Commercial Real
Estate Assets
ADPI Capital™
Equity Fund 1
Military Multifamily
Academy® Heroes



# INTRODUCING EQUITY FUND 1

# DIVERSIFIED APPROACH

### Value-Add Multifamily

- B/C multifamily in growing submarkets have traditionally proven to be recession resilient investment opportunities
- Force appreciation and cash flow growth through value-add improvements to the property and its operations
- A blended cash flow and equity position provides investors with regular returns and upside potential



### Self Storage Facilities

- Self storage offers investors and operators stable, low-maintenance cash flow
- Force appreciation through NOI stabilization and tech upgrades like remote access and management optimization
- Increased demand for quality self storage solutions as top markets continue to see record growth and consolidation



### Mobile Home Communities

- Recession resistant housing with long term tenants and lower turnover rates
- Poor optics lead to reduced competition when compared with other real estate asset classes
- Very few new MHPs able to be developed which makes these a much needed asset class



# INVESTMENT STRATEGY

Provide Active Duty Passive Income® community members access to regular cash flow, aligned equity, and sought-after tax benefits associated with high yield commercial real estate



## Quarterly Cash Flow

- Targeting 12-14% Total Return*
- Primarily targeting performing assets with strong cash flow in emerging markets and submarkets



## Equity Alignment

- $500 Minimum Investment
- Generous equity sharing aligns management benchmarks with investor returns


TAX

## Tax Benefits

- Investors receive annual K-1s detailing qualified losses
- Consult with your tax pro to learn how losses may be applied to other ordinary income to reduce annual tax liability

*See important investment, legal disclosures, and risk factors at the beginning of this presentation

# TARGET MARKETS

The Fund will work with Military Multifamily Academy Heroes and vetted sponsors to target, underwrite, purchase, and operate performing assets in qualified submarkets nationwide

## Market Metrics and Criteria

### Growing Population

A market or submarket with an expanding population leads to a larger tenant pool and is typically an indicator of strong economic performance

### Diverse Employment Opportunities

Markets with multiple economic sectors indicate stability and lead to positive job growth and more opportunities for employees and prospective tenants

### Low Crime Rates

Targeting markets with low crime rates decreases tenant turnover which helps reduce operational costs and boost Net Operating Income and valuations



# EQUITY FUND 1 HIGHLIGHTS*

Invest passively today to own more of the land you swore to protect!

**$500**

Minimum Investment

**12%+**

Targeted Return*

**5-7**

Year Hold

**Highlights**

- 1.7-1.9 Expected Equity Multiple
- Access to CRE deals
- Diversified Equity
- Potential Tax Benefits
- $500 Min Investment
- No Annual Fees

*See important investment, legal disclosures, and risk factors at the beginning of this presentation

# EQUITY FUND 1
# STRUCTURE

Our unique Reg A+ fund structure allows us to raise, deploy, and distribute passive returns to our community of military real estate investors.

Start today with only $500 - no accreditation required!


DEPRECIATION
ADPI
CAPITAL

# How It Works

### Invest

$500 minimum investment

### Pool

Your capital is combined into a blind fund and held in an interest-bearing account where it will be primed for deployment

### Pair

We market the fund to our community of Military Multifamily Academy Heroes and our deep network of professional operators

### Underwrite

Before committing any capital, our team independently underwrites and stress tests our partners' deals to verify their financial projections and viability

### Execute

We leverage our strong capital position and experience to negotiate preferred ownership in our partners' deals. You start seeing quarterly returns within a few short months



# EXAMPLE DEALS

# COUNTRY CLUB ESTATES

Country Club Estates is a stabilized Class B multifamily asset located in a fast-growing tertiary submarket of Indianapolis. Purchased in late 2019 with substantial upside, this opportunity was acquired below market value and experienced tremendous growth during its cycle, despite the COVID-19 pandemic. Sold in late 2021, investors in this deal shared an outstanding 45% IRR.

- Purchased from an absentee owner of almost 20 years
- Plenty of value-add opportunities on interior/exterior
- Large, townhome style units offered unique value in the market
- Strong tertiary market outside of Indianapolis, IN
- Rents continued to grow even through COVID-19 pandemic

## SOLD DECEMBER 2021

| Property Description | |
|---|---|
| Property Type | Multifamily |
| Property Class | B |
| City/State | Alexandria, IN |
| Year Built | 1972 |
| Total Units | 80 |
| ***Investment Return Metrics** | |
| Investment Period | 2 years |
| Equity Multiple | 2.20x |
| Investor IRR | 45% |
| Cash-on-Cash | 51% |


Country
Club
ESTATES





*See important investment, legal disclosures, and risk factors at the beginning of this presentation

# RADIANT STORAGE

Radiant Storage, a highly sought after, fully climate controlled Class A self storage facility located in Galveston, TX is positioned to be an excellent investment opporutnity. Renovated in 2019, this unique 439 unit value-add comes equipped with a NNN lease on a rooftop restaurant adding $12k/mo in revenue. Purchased for $10.5M, this property appraised for $10.7M and still requires 30% lease up and rent increases to market value.

- Fully renovated Class A self storage facility (2019)
- Low rentable square foot per capita equating to high storage demand in the market
- Fully automated, reducing payroll expenses by $60k/yr
- Opportunity for value-add and rental bumps to market value
- Signed 10 year NNN lease for rooftop restaurant with ocean views

## CLOSED FEBRUARY 2022

| Property Description | |
|---|---|
| Property Type | Self Storage |
| Property Class | A |
| City/State | Galveston, TX |
| Year Built | 2019 |
| Total Units | 439 |
| ***Investment Return Metrics** | |
| Investment Period | 5-7 years |
| Proj. Equity Multiple* | 2.00x |
| Proj. Investor IRR* | 16.0% |
| Proj. Cash-on-Cash* | 8.28% |







*See important investment, legal disclosures, and risk factors at the beginning of this presentation

# ROYAL MOBILE HOME PARK

Royal Mobile Home Park is a 71-lot community in Scottsburg, IN with generous lot sizes close to local schools in the nearby community. Purchased from a "Mom-and-Pop" owner, this undervalued and mismanaged property was ripe for value-add improvements including updated grounds, optimized management systems, increased tenant-owned homes, and rent stabilization at market rate.

- Purchased 71-lot MHP community for $995,000
- Updated old park owned homes and replaced with new rent-to-own models
- Increased lot rent by average $200/mo to market rate
- Added submeters to reduce park operational expenses
- Projected $1.6M - $2.1M increase in value

## CLOSED DECEMBER 2019

| Property Description | |
|---|---|
| Property Type | MHP |
| Property Class | C |
| City/State | Scottsburg, IN |
| Year Built | 197? |
| Total Lots | 71 |
| ***Investment Return Metrics** | |
| Investment Period | 3 years |
| Proj. Equity Multiple | 2.30x |
| Proj. Investor IRR | 30% |
| Proj. Cash-on-Cash | 25% |






Royal Mobile Home Park
SOUTH
812-523-8392

*See important investment, legal disclosures, and risk factors at the beginning of this presentation



# WHY INVEST?

# MORE THAN JUST PASSIVE INVESTING

Veteran and military spouse owned, at ADPI Capital™ we know what it's like to serve.

No longer will military service obligations and overseas deployments get in the way of your financial goals. With an ADPI Capital™ fund, you can invest passively in a no-fee, diversified portfolio of commercial real estate.

## Experience

With 2,461 units/$122M in real estate under our belts, you know we have what it takes to win

## Streamlined Investing

For a limited time, get started investing with only $500 and waived Onboarding Fees - no matter your investor status or net worth

## Cash Flow + Equity

Take control of your finances with quarterly cash flow, amazing tax benefits, and a generous equity position in a diversified portoflio of lucrative real estate

# BY THE NUMBERS

According to the National Council of Real Estate Investment Fiduciaries (NCREIF), Property Index, commercial real estate investments have an annual average return of 12.7 percent compared to the S&P 500 and the TSP G Fund, with an average annual return of 8.8 percent and 2.9%, respectively, over the past 15 years


15
10
5
0
-5
-10
-7.9%
2.9%
8.8%
12.7%
*Current CPI
**Avg Return TSP G Fund
**Avg Return S&P 500
***Avg Return CRE

Sources:
*US Bureau of Labor Statistics Economic Daily Report | 10 March 2022
**Thrift Savings Plan 15 Year Rate of Return Report 2005 - 2020 | 18 February 2022
***NCREIF NPI 15 Year Rate of Return Report 2005-2020 | 30 August 2021



# UNPRECEDENTED ACCESS

Our portal was built to help military members, veterans, and their families invest on the go - without all the red tape and complex paperwork.

Just sign up, sync, and go!



ADPI CAPITAL
KEY INFORMATION
10%
INVEST NOW
Tribeca Place



# SIMPLIFIED PASSIVE INVESTING

We've removed the barriers to passive investing for the military community

| | |
|---|---|
| **$500** Minimum Investment | **12%+** Targeted Return |
| **5-7** Year Hold | **1.7-1.9** Expected Equity Multiple |

- Quarterly ACH Distributions**
- Annual K-1s Included
- Streamlined Investor Portal
- Regular Project Updates
- No Accredited Investor Status Required
- No Annual Fees

Limited Time Only: **Invest any amount within the first $1,000,000 of the fund to boost your total return with Bonus Shares!**

*See important investment, legal disclosures, and risk factors at the beginning of this presentation

**Planned quarterly ACH distributions after first 6 months of operations



# BONUS SHARE PROGRAM

## Distributions

Investment distributions will be pro rata based on the investment size and the number of "Interests" or "Shares" held.

## Equity Fund 1™ Bonus Share Program*

When you invest into Equity Fund 1™ within the first $1,000,000 you'll be given the option to purchase shares at a reduced price in accordance with the table below, thus boosting your overall pro-rata return. Please review the Offering Materials to learn more about our Bonus Share Program.

| Investor Capital Contribution | Price Per Share Option(s) |
|---|---|
| Up to $9,999 | $99.50/Share |
| $10,000 to $49,999 | $99.25/Share |
| $50,000 to $149,999 | $99.00/Share |
| $150,000+ | $98.50/Share |

*Please review the Offering Materials to learn more about this incentive

Example: An investor who commits $35,000 to the Fund will be eligible to purchase Shares at $99.25/Share resulting in 2.64 Bonus Shares (a $264 savings)!

**Limited Time Only: Invest any amount within the first $1,000,000 of the Fund to boost your total return with Bonus Shares!**

*See important investment, legal disclosures, and risk factors at the beginning of this presentation

# EQUITY FUND 1

## ADDITIONAL PERKS*

When you invest into Equity Fund 1™ you'll be given the option to purchase shares at a reduced price in accordance with the table below, thus boosting your overall pro-rata return.

| Investor Capital Contribution | Price Per Share Option(s) |
|---|---|
| Up to $74,999 | $100.00/Share |
| $75,000 to $149,999 | $99.75/Share |
| $150,000+ | $99.50/Share |

*Please review the Offering Materials to learn more about this incentive



# Next Steps

## Create Your Profile

Login and sync your bank accounts to your profile using our secure investor portal

## Review & Invest

Review the offering, submit your commitment, and sign the subscription documents

## Verify and Transfer Funds

Once your account is verified, transfer funds into our escrow account where we'll pool investor capital and prep for deployment

## Stay Informed

Use our intuitive investor portal to keep tabs on your investment and track the fund's overall performance

## Cash In

Realize your returns quarterly through direct ACH deposits to the bank of your choosing


PASSIVE
INCOME
ROCKZ

# FAQS

# Frequently Asked Questions*

## Who can invest in Equity Fund 1™

Any U.S. citizen (or permanent resident) currently residing in the U.S. who is over the age of 18 can invest - no accreditation required!

## I'm deployed and/or serving overseas. Can I invest?

Yes! As long as you can prove your U.S. citizenship and have U.S. based bank accounts, you may invest.

## Is this a long-term investment?

Absolutely. Like all private real estate investments, investments into Equity Fund 1™ should be viewed as long-term (5+ years). This is because nearly all of the most effective real estate investing strategies require a combination of both expertise and time to pay off in full. If you anticipate needing your investment back in the near term, we don't recommend investing with us.

## When can I expect my initial investment to be returned?

While individual results will vary, in general, initial capital will be returned to investors during the disposition (sale or refinance) of the assets within the Fund at the close of the Fund (5-7 years).

## How does your fee structure work?

Investors who choose to participate in Equity Fund 1™ will enjoy passive returns with ZERO recurring management or advisory fees. This rare model puts investors first and guarantees manager-investor alignment throughout the lifespan of the Fund.

# More Questions*

## How do distributions work?

Investor distributions are made quarterly and are sent directly to an investor's bank account of choice using direct ACH payment. Regular financial summaries and updates will be made available to investors through our secure online fund platform. Simply log in to your account to view your investment's performance and download any financial summaries.

## How soon can I expect my first distribution after investing?

Your distributions depend on multiple factors including, (1) when you invest, (2) the number of shares owned, and (3) when your capital is pooled and allocated into an opportunity. Our unique fund model allows investors to own shares that contribute capital to a variety of real estate opportunities. Depending on when you invest, you may see distributions within one quarter. However, early investors can expect at most 6 months while we raise, pool, and allocate capital from the fund into various real estate opportunities. Please review all the subscription documents to learn more about the fund's business plan and any legal disclosures regarding investor distributions.

## What assets is Equity Fund 1™ targeting?

The Equity Fund 1™ management team is targeting 100+ unit B/C Multifamily, Mobile Home Parks, and Self-Storage facilities in growing submarkets in the central, southwest, and southeast United States. We base our market decisions on many factors including population growth, economic growth, unemployment trends, and household income to name a few.

## What returns can I expect from Equity Fund 1™?

Specific returns will depend on your investment amount and the number of total shares you hold. In general, however, investors can expect a targeted return of 12%+ and a 1.7-1.9 expected Equity Multiple over the 5-7 year lifespan of the Fund. Please review all the subscription documents to learn more about the fund's business plan and any legal disclosures regarding investor distributions.

*See important investment, legal disclosures, and risk factors at the beginning of this presentation



# JOIN OUR SECURE PORTAL

Website: www.adpicapital.com/portal

Email: invest@adpicapital.com